Exhibit 10.10

BANK OF AMERICA
Banc of America Securities LLC
Bank of America, N.A.

Account Number(s):

Account Name:

Customer Agreement
(INSTITUTIONS)

PLEASE READ CAREFULLY, SIGN AND RETURN

This Agreement sets forth the terms and conditions on which Banc of America Securities LLC ("BAS") and/or Bank of America, N.A. ("BANA") (collectively, "we" or "us") will open and maintain in your name such account(s) as you may designate for purchases and sales of Financial Instruments. "Financial Instruments" means securities of every kind, including commercial paper and options relating to any of the foregoing, certificates of deposit, bankers' acceptances, master notes, repurchase agreements and similar financial instruments.

PRIMARY PROVISIONS

1.             BAS Orders and Executions. Unless you execute a Margin Account Supplement to this Agreement to establish a Margin Account with BAS and the Financial Instrument sale you are effecting is for that account, you agree that you will enter "sell" orders with BAS only with respect to Financial Instruments owned by you and that you will deliver any such Financial Instruments to BAS, in good deliverable form, on or before the settlement date (unless the applicable Financial Instrument already is in BAS's possession). You agree that, if you purchase Financial Instruments in a cash account at BAS, no sale of the Financial Instruments will be contemplated before you make payment therefor. Unless you direct that BAS execute an order to purchase or sell Financial Instruments on a specified exchange or market and BAS agrees to such execution, BAS will, in its sole discretion and without prior notice to you, execute the order on the over-the-counter market or on any exchange, including a foreign exchange, either on a principal or agency basis.

2.             Instructions. You agree that we shall incur no liability in acting upon oral or written instructions given to us concerning your accounts, provided such instructions reasonably appear genuine. You agree that we, in our discretion, may decline to accept, or may place restrictions upon, orders for your accounts.

3.             Settlement. You agree that, in case of non-delivery of any Financial Instrument sold by you, we are authorized to purchase the Financial Instrument to cover your position and charge any loss and expense to your account. You agree that, if we fail to receive payment for any Financial Instrument purchased by you, we may, without prior demand or notice, sell any Property (as defined below) held by us in any of your accounts and any resulting loss and expense will be charged to your account. You agree to pay promptly on demand any debit balance in your account(s) or any other balance you may owe to us.

4.             Security Interest. You hereby grant BAS, BANA and each of our affiliates (collectively, "BofA Entities") a continuing security interest in, lien on, and right of set-off with respect to, all Financial Instruments and other property, including cash balances (collectively, "Property"), now or hereafter held or carried by any BofA Entity in your accounts, including any Property in transit or held by others on behalf of a BofA Entity and all proceeds of the foregoing, as collateral security for the payment and performance of all your obligations to any BofA Entity, now existing or hereinafter arising, whether or not such obligations arise under this Agreement or any other agreement between any BofA Entity and you and irrespective of the number of accounts you may have with the BofA Entities or which BofA Entity holds such Property, together with all expenses of the BofA Entities in connection therewith. In order to satisfy such obligations, each BofA Entity is authorized to sell and/or purchase any Property in any of your accounts, or to liquidate any open options or redeem money market funds in any of your accounts, without notice. In enforcing this security interest, each BofA Entity shall have all the rights and remedies available to a secured party under the Uniform Commercial Code ("UCC"). Each BofA Entity shall, without your further consent, comply with any orders or instructions of each other BofA Entity with respect to such Property, including any entitlement orders (as defined in Section 8-102(a)(9) of the UCC). Each BofA Entity shall hold any such Property both as secured party and, for purposes of Section 8-106(d)(3) of the UCC, as agent and bailee of each other BofA Entity. Each BofA Entity agrees that all Property held by it in connection with this Agreement shall be treated as a "financial asset" under Section 8-102(a)(9) of the UCC.

5.             Transfer. You hereby agree that BofA Entities shall have the right to transfer Property held by them between or among your accounts whenever any BofA Entity, in its sole discretion, considers such a transfer necessary for its protection.

6.             Use of BANA Transaction Accounts. If you elect to settle through a designated transaction account ("Transaction Account") with BANA all transactions effected by you with or through BAS, you agree that BAS may instruct BANA to: (i) debit such BANA Transaction Account on the settlement date for payment for Financial Instruments purchased by you; and (ii) accept deposits into such BANA Transaction Account representing the proceeds from the sale of Financial Instruments sold by you, as well as interest on, and proceeds at maturity with respect to, Financial Instruments purchased by you. If you elect to settle through a BANA Transaction Account all transactions effected by you with or through BANA, you agree that BANA may: (i) debit such BANA Transaction Account on the settlement date for payment for Financial Instruments purchased by you; and (ii) credit such BANA Transaction Account with the proceeds from the sale of Financial Instruments sold by you, as well as with interest on, and proceeds at maturity with respect to, Financial Instruments purchased by you. You agree to have sufficient funds available in any such Transaction Account on settlement date for all Financial Instruments purchased by you. On the signature page hereof, please indicate the name and account number of the BANA Transaction Account you designate to be debited and credited for the foregoing purposes.

7.            Use of BANA Safekeeping Accounts. If you sell to or through BAS Financial Instruments held in a designated safekeeping account ("Safekeeping Account") at BANA, you agree that BAS may instruct BANA to withdraw such Financial Instruments from your BANA Safekeeping Account on the settlement date and deliver those Financial Instruments as BAS may instruct to cover such sales. You also agree that, if you wish to deposit in your BANA Safekeeping Account Financial Instruments purchased by you from or through BAS, BANA may accept fully-paid Financial Instruments from BAS for deposit in such Account.  You further agree that BANA may withdraw Financial Instruments on the settlement date from any BANA Safekeeping Account to cover the sales of Financial Instruments made by you to or through BANA and deposit in your BANA Safekeeping Account fully-paid Financial Instruments purchased by you from or through BANA. You understand and agree that BANA's Safekeeping Agreement sets forth the terms and conditions under which BANA will hold any Financial Instrument deposited in your BANA Safekeeping Account in accordance with your instructions.

8.            Fees and Charges. We may charge commissions and other fees for execution of transactions to purchase and sell Financial Instruments, and you hereby agree to pay such commissions and fees at our then-prevailing rates. You understand that such commission and fee rates may be changed from time to time upon 30 days' prior notice, and you agree to be bound thereby. You also agree to pay our reasonable fees for any special services that you request.

9.             Confirmations and Communications. Confirmations of the execution of orders and statements of your account shall be deemed conclusive if not objected to in writing within ten (10) days after sending by BAS or BANA, as applicable, to you by mail or otherwise. Any communication mailed, electronically transmitted or otherwise sent to you at the address specified in our records shall, until three (3) business days after we have received notice in writing of a different address, be deemed to have been properly sent by us. You waive all claims resulting from failure to receive such communication where such communication was sent in accordance with this Paragraph 9.

10.           Information Disclosure. You hereby authorize us to disclose information to, and receive information from, others, including credit bureaus or other agencies, about you, your accounts or your transactions as permitted under law or regulation, including: (i) to establish or maintain your accounts or to complete transactions; (ii) as required by applicable laws, rules, regulations or court orders; and (iii) in any suit or other proceeding in which disclosure is necessary or appropriate in our judgment to protect our interests. Pursuant to Rule 14b-1 or 14b-2, as applicable, under the Securities Exchange Act of 1934, we may disclose your name, address, and Financial Instrument positions to requesting companies in which you are a shareholder, unless you send written objection to BAS or BANA, as applicable.

11.           Impartial Lottery System. When we hold, on your behalf, bonds or preferred stock in street name or bearer form which are callable in part, you agree to participate in the impartial lottery allocation system of the called securities used by us in accordance with the rules of the applicable exchange or depository.

12.           Control and Restricted Securities. You will not ask BAS to sell "control" or "restricted" securities, for purposes of Rule 144 under the Securities Act of 1933, unless you have disclosed to BAS, in writing, that such securities are control or restricted securities and unless you are authorized to engage in such a sale under applicable law. In connection with a sale of control or restricted securities, you agree to provide us with such notices, information, legal opinions, certifications or other assurances as we may request.

DISCLOSURES/CONSENTS

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Although this Agreement applies, for convenience of execution, to accounts you may establish at either BANA or BAS, those accounts are maintained by separate legal entities and are operated independently. Accordingly, BANA shall have no responsibility or liability for any obligations of BAS relating to any accounts you may maintain at BAS; and BAS shall have no responsibility or liability for any obligations of BANA relating to any accounts you may maintain at BANA.

●	ANY OF YOUR TELEPHONE CONVERSATIONSWITH BAS OR BANA MAY BE RECORDED TO ASSURE ACCURACY. YOU HEREBY CONSENT TO SUCH RECORDING.

●	Unless explicitly stated otherwise, Financial Instruments offered or sold by BANA or BAS are not insured by the Federal Deposit Insurance Corporation ("FDIC") or any government agency.

●	Financial Instruments offered and sold by BANA may entail credit exposure to BANA or its affiliates (unless fully insured by the FDIC) and also may involve investment and market risks.

●
Financial Instruments offered or sold by BAS: (i) are not deposits or obligations of, or guaranteed by, BANA or any other bank (unless explicitly stated otherwise); and (ii) involve market and investment risks, including possible loss of the principal amount invested.

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BANA and its affiliates may lend, or provide other services, to issuers whose securities are underwritten or placed by BAS; and the proceeds of any offerings may be used to repay such loans. You should consult the relevant disclosure documents for the details of any such relationship.

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BAS or BANA may underwrite and deal in, serve as placement agent for, or have long or short positions in, securities with respect to which BAS or BANA renders certain brokerage or investment advisory services for you and may buy or sell such securities from or to you as principal.

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Affiliates of BANA and BAS receive fees for providing investment advisory, administrative and other services to their affiliated mutual funds, Nations Funds and Galaxy Funds. BAS may receive revenue share payments for its sales of and services provided to certain money market mutual funds, including affiliated and non-affiliated funds. These revenue share payments are paid by the funds' distributors or advisors, and are in addition to any 12b-1 fees or shareholder servicing fees that BAS may receive from the funds. Revenue share payments do not affect your yield. Due to the varying financial arrangements, your sales representative may have a financial incentive to offer you certain potential investments (such as funds for which BAS receives revenue share) over others.

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BAS (but not BANA) is a member of the Securities Investor Protection Corporation ("SIPC") through which customer accounts are protected in the event of a broker-dealer's insolvency up to $500,000, including a maximum of $100,000 for free cash balances. In addition to receiving basic SIPC protection, and once such protection is exhausted, all BAS (but not BANA) client accounts are protected on the total net equity of the account, not to exceed $300,000,000 per account, or an aggregate of $1.2 billion. The term "net equity" means the value of the securities and cash BAS owes your firm at the time a liquidation proceeding is commenced. This additional protection is provided in the form of a guarantee to BAS from its parent company, Bank of America Corporation, and is of the same type and nature as provided by SIPC, but at a higher limit. Neither SIPC nor the additional coverage is the same as or a substitute for FDIC deposit insurance, and they do not protect against declines in the market value of your securities.

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You acknowledge that, unless BAS or BANA has expressly agreed otherwise, BAS and BANA will be acting in the capacity of broker-dealer in connection with any transaction executed for your accounts and not as a financial adviser or a fiduciary and no advice provided by BAS or BANA will form a primary basis for any investment decision made by you or on your behalf. BAS and/or BANA may make available information about Financial Instruments and investment strategies, including their own research reports and market commentaries, as well as materials prepared by others; however, none of this information is in any way tailored to reflect your personal financial circumstances or investment objectives, and the Financial Instruments or investment strategies discussed therein might not be suitable for you. Therefore, you should not view the fact that BAS or BANA, as applicable, is making this information available as a recommendation to you of any particular Financial Instrument or investment strategy. To the extent that your transactions differ from a specific recommendation made by BAS or BANA, as applicable, to you with respect to the Financial Instruments, size, price and timing of a recommended transaction, or to the extent there have been variations in the facts relevant to the transaction, you agree that BAS or BANA, as applicable, has no responsibility for determining the suitability of these transactions for you.

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If BAS carries your accounts as clearing broker by arrangement with another broker through whose courtesy your accounts have been introduced to BAS, then, unless BAS receives a written notice from you to the contrary, BAS may accept from such other broker, without any inquiry or investigation by BAS: (i) orders for the purchase and sale of Financial Instruments, on margin or otherwise; and (ii) any other instructions concerning your accounts. You understand that BAS shall have no responsibility or liability to you for any acts or omissions of such other broker, its officers, employees or agents.

●	BAS reserves the right to go directly to the sponsor of any mutual fund or unit investment trust for purchases. You understand that, in these instances, the sponsor will confirm directly with you.

USA PATRIOT ACT DISCLOSURE

BANA and BAS, like all financial institutions, are required by Federal law to obtain, verify and record information that identifies each customer who opens an account with us. When you open an account with either of us, we will ask for your name, address and government-issued identification number and other information that will allow us to form a reasonable belief as to your identity, such as documents that establish legal status.

PRE-DISPUTE ARBITRATION AGREEMENT

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION AGREEMENT. BY SIGNING THIS AGREEMENT, YOU AGREE WITH BAS AS FOLLOWS:

A.
All parties to this Agreement are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.

B.	Arbitration awards are generally final and binding; a party's ability to have a court reverse or modify an arbitration award is very limited.

C.	The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.

D.	The arbitrators do not have to explain the reason(s) for their award.

E.	The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

F.	The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.

G.	The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this Agreement.

You and BAS hereby agree that any controversy between you and BAS arising out of this Agreement shall be submitted to arbitration conducted pursuant to the code of arbitration procedures of the NASD. You and BANA hereby agree that any controversy between you and BANA arising out of your purchase or sale of any municipal security from or through BANA also shall be submitted to arbitration conducted pursuant to the code of arbitration procedures of the NASD. You and BANA hereby agree that any other controversy between you and BANA arising out of this Agreement shall be resolved by arbitration in accordance with the Federal Arbitration Act (Title 9 US Code) and that any such arbitration shall be conducted in the City of New York, or any other place as to which BANA and you agree, in accordance with the rules for arbitration of financial services disputes of J.A.M.S. In any case, arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate. The award of the arbitrator shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; or (ii) the class is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

MISCELLANEOUS
13.           Governing Law. This Agreement shall be governed by the laws of the State of New York (without regard to conflict of law principles). All transactions for your accounts are subject to the Standard Confirmation Terms set forth on the reverse side of each trade confirmation, and all applicable federal, state, governmental agency, self-regulatory organization, exchange and clearing house laws, rules and regulations, as well as the customs and usages of the marketplace where effected.

14.           Severability. If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, regulatory or self-regulatory agency or body or arbitration tribunal, this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

15.           Limitation on Liability. You acknowledge and agree that we shall not be liable for any liability, loss, or damage caused directly or indirectly by events beyond our reasonable control, including, but not limited to, government restrictions, natural disasters, riots or other civil disturbances, exchange or market rulings, suspensions of trading, wars, strikes, terrorism or interruption or other failures of transportation, communication or data processing services. Further, you acknowledge and agree that we shall not be liable for any loss or other claim of injury with respect to any account, except for losses or injuries directly attributable to our gross negligence or willful misconduct.

16.           Waiver Not Implied. Our failure to insist at any time upon strict compliance with the terms of this Agreement, or any continued course of such conduct on our part, shall not constitute or be considered a waiver of any of our rights.

17.           No Oral Modification; Effect on Prior Agreements. No modification of this Agreement shall be effective unless in writing and executed by you and us. The signing of this Agreement supersedes any prior agreements made with us or any of our predecessors or assigns with respect to the subject matter hereof. To the extent this Agreement is inconsistent with any other agreement or document governing your accounts, the provisions of this Agreement shall govern.

18.           Assignment. This Agreement is binding upon and inures to the benefit of BAS, BANA and you, as well as your and our respective successors and permitted assigns. No party hereto may assign its rights or delegate its obligations under this Agreement, in whole or in part, without the prior written consent of the other parties; provided, however, that BAS and/or BANA may assign and delegate rights and obligations hereunder to any affiliate or successor, without prior notice to you.

19.           Term. This Agreement shall become effective on its acceptance by BAS and/or BANA, as applicable. You may close your accounts by giving written notice to BAS or BANA, as applicable. BAS and/or BANA may close your accounts by giving you written notice. When your accounts are closed, BAS or BANA, as applicable, will return to you, or follow your instructions for the transfer of, any Property remaining in your accounts, subject to your having satisfied all obligations and paid all indebtedness owing to us, and will no longer accept orders for transactions after the date of closing.

20.           Change in Information. You agree to notify BAS or BANA, as applicable, promptly in writing of any change in information that you supplied when opening your accounts, including, but not limited to, change of address, change in investment objectives and change in financial circumstances.

21.           Power and Authority. You represent and warrant that you have all necessary power and authority to execute and perform this Agreement and that the execution and performance of this Agreement will not cause you to violate any provisions in your charter, by-laws, partnership agreement, trust agreement or other constituent agreement or instrument. You further represent and warrant that this Agreement, as amended from time to time, is a legal, valid and binding obligation, enforceable against you in accordance with its terms. Each of the persons accepting this Agreement on your behalf represents that he or she acting alone has full power and authority to deal with us on your behalf.

22.           Equity IPOs. If you expect to acquire equity securities in initial public offerings ("Equity IPOs"), you agree to promptly notify BAS if you (or any other persons or entities having a beneficial interest in your BAS accounts) are or become: (i) a broker-dealer; (ii) an officer, director, general partner, associated person or employee of a broker-dealer; (iii) an agent engaged in the investment banking or securities business on behalf of a broker-dealer; (iv) a finder or fiduciary with respect to the managing underwriter of an Equity IPO in which you propose to invest; (v) a person who has the authority to buy or sell securities for a bank, savings and loan institution, insurance company, investment company, investment advisor or collective investment account; (vi) a person that directly or indirectly has an ownership interest of 10% or more in a broker-dealer; (vii) a person that directly or indirectly owns 10% or more of a public reporting company listed on Schedule A of a broker-dealer's Form BD; (viii) a person that directly or indirectly owns 25% or more of a public reporting company listed on Schedule B of a broker-dealer's Form BD; or (ix) an immediate family member of a person specified in any of paragraphs (ii) through (viii) above who materially supports, or receives material support from, such person or an affiliate of a person specified in paragraphs (vi), (vii) or (viii) above.

23.           Consent to Electronic Delivery of Documents. You consent to electronic delivery of all documents that may be required to be delivered to you, including prospectuses, confirmations or account statements. Such electronic delivery may be effected through the BAS or BANA website, and/or by delivery to the electronic mail address that you provided to us.

You hereby certify that you have read, understand and agree to the terms set forth in this Agreement.  Note that this Agreement contains a Pre-dispute Arbitration Agreement set forth on page 3, column 2.

Printed Name of Client		If Applicable:

By:		By:

Signature of Authorized Individual	Date	Signature of Additional Authorized Individual	Date

Printed Name and Title of Authorized Individual		Printed Name and Title of Additional Authorized Individual

(If Applicable), BANA Transaction Account to Be Debited and Credited Pursuant to Paragraph 6. Above

Deposit Account Name

ABA Routing Number

Deposit Account Number